                                                                   Exhibit 23.12

                       Consent to Be Named as a Director

         I hereby consent to be named as a person who will become a director of Aether Systems, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.



                                           /s/ George P. Stamas
                                           --------------------
                                               George P. Stamas